UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2021 (November 16, 2021)

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Foot Locker, Inc. (the “Company”) made certain senior management promotions and organizational changes, effective November 16, 2021, in connection with a reorganization designed to advance the Company’s long-term global growth and power its omni-channel ecosystem. Specifically, the Company:

(1)        Appointed Franklin R. Bracken as Executive Vice President and Chief Operating Officer. Mr. Bracken, age 48, has served as Executive Vice President and Chief Executive Officer—North America since July 2020, Senior Vice President and General Manager, Foot Locker U.S., Lady Foot Locker, and Kids Foot Locker from October 2017 through July 2020, Vice President and General Manager, Foot Locker Canada, from February 2016 through September 2017, and Vice President and Divisional Merchandise Manager, Champs Sports from December 2013 through January 2016. Mr. Bracken continues as an executive officer of the Company.

As Chief Operating Officer, Mr. Bracken will receive an annual base salary of $800,000, an annual target bonus opportunity equal to 100% of base salary, and a long-term incentive target opportunity of 200% of base salary. In addition, in connection with assuming the role of Chief Operating Officer, Mr. Bracken will receive an additional grant of restricted stock units with a grant date fair market value equal to $600,000 vesting in full on the third anniversary of grant subject to continued employment with the Company through the vesting date.

(2)        Appointed Susan J. Kuhn as President—EMEA and General Manager—Foot Locker Europe. Ms. Kuhn, age 46, has served as Senior Vice President, General Manager, Foot Locker Europe since February 2020, Executive Director, Strategy & Business Development, Urban Outfitters, Inc. from January 2019 through February 2020, and Vice President and General Manager, Digital and Direct Retail—Converse China, Nike, Inc. from October 2016 through August 2018. Ms. Kuhn has been designated as an executive officer of the Company.

(3)        Appointed W. Scott Martin as President—Asia Pacific. Mr. Martin, age 54, has served as Executive Vice President and Chief Executive Officer—Asia Pacific and Chief Strategy and Development Officer since July 2020, Senior Vice President and Chief Strategy and Development Officer from March 2019 through July 2020, Senior Vice President—Strategy and Development from September 2017 through March 2019, Senior Vice President—Real Estate and Store Development from June 2016 through September 2017, and Vice President of Store Development, Asia Pacific for GAP, Inc. from June 2014 through June 2016. Mr. Martin continues as an executive officer of the Company.

In addition, Vijay Talwar, a named executive officer, ceased to serve as Executive Vice President and Chief Executive Officer—EMEA effective November 17, 2021. Mr. Talwar will remain an employee of the Company until December 16, 2021, at which time his employment agreement will terminate.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on November 18, 2021, announcing the promotions and organizational changes described in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 18, 2021, issued by Foot Locker, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: November 18, 2021	By:	/s/ Sheilagh M. Clarke
Name: Sheilagh M. Clarke Title: Senior Vice President, General Counsel and Secretary